AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
          ON FEBRUARY 6, 2003

REGISTRATION NO. 333-100431

        SECURITIES AND EXCHANGE COMMISSION
             WASHINGTON, D.C. 20549
                  FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    CAPITAL TECH, INC.
     (Exact name of registrant as specified in its charter)

  Colorado                      ###-##-####
 (State of    (Primary standard industrial    (I.R.S. employer
Incorporation) classification code number) identification number)

          8200 South Quebec Street, A-3 #125
          Centennial, Colorado 80112
                 720-529-9293
          (Address and telephone number of Registrant's principal executive offices)

          8200 South Quebec, A-3 #125
          Centennial, Colorado 80112
                 720-529-9293
 (Name, address, and telephone number of Agent for Service of Process)

                   Copies to:
               Jody M. Walker, Esq.
             7841 South Garfield Way
               Littleton, CO 80122
                 (303) 850-7637
           (303) 220-9902 - facsimile

Approximate Date of Commencement of Proposed Sale to the Public:
Effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box [x]

                     CALCULATION OF REGISTRATION FEE

Title of Each Class                                                  Amount of
Securities to be            Shares to be   Valuation   Aggregate   Registration
Registered                  Registered     Per Share    Valuation       Fee
Common Shares                 2,000,000       $.25     $500,000      $250.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

              CAPITAL TECH, INC.
          2,000,000 Common Shares
          at $.25 per Common Share

There is no minimum offering amount or minimum investment amount.

We are a blank check company.

The common shares are being offered on a self underwritten basis by Gary Rothwell and Richard Schreck, officers and directors of Capital Tech.

This is our initial public offering and no public market current exists
for our securities.   We have not applied to be listed on any trading
market or exchange.

The offering will terminate on June 30, 2004.

An investment in our securities involves high risk. Consider carefully the risk factors beginning on page 8 in the prospectus.

                               Per
                            Common Share          Total
Public Price                   $.25              $500,000
Proceeds to Capital Tech      $ .25              $500,000

- - - Up to a 10% commissions will only be paid if a registered broker-dealer sells our common shares.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Summary of the Offering                                          6
Risk Factors                                                     7
   Extremely minority interest by new investors
   We have no operating history
   We cannot make a market in our securities
   If our common stock has no active trading market
   If we cannot find a suitable merger or acquisition candidate
   If a sufficient number of investors do not reconfirm
   You will not have access to your funds
   We have no funds and do not have full-time management
   Management may form other blank check companies
   Management is not required to spend any minimum amount of time
   There is no minimum offering amount
Forward Looking Statements                                       8
CapitalTech                                                      9
Use of Proceeds                                                 11
Dilution                                                        13
Plan of Operation                                               13
Market for Common Equity and
  Related Stockholder Matters                                   16
Determination of Offering Price                                 17
Plan of Distribution                                            17
Management                                                      18
Principal Shareholders                                          21
Indemnification                                                 22
Certain Transactions                                            23
Description of Securities                                       23
Legal Matters                                                   24
Reports                                                         24
Financial Statements                                            25

              Summary Of The Offering

Corporate History   Capital Tech was originally incorporated under the
name Capital Tech.com, Inc. on March 28, 2000 under the laws of the State of Colorado to provide consulting services that advise and
support Internet-related enterprises.    On January 11, 2002, the name
of the corporation was changed to Capital Tech, Inc.

Capital Tech, Inc.'s principal executive and administrative offices are located at 8200 S. Quebec Street, A-3, #125, Centennial, Colorado
80112.   These offices consist of 250 square feet and are provided free of charge by Gary Rothwell, an officer and director of Capital Tech.

Operations.  We are deemed to be a blank check company subject to Rule
419.  We are a development stage company.   We may merge, make an
exchange of capital stock asset acquisition or other similar business combination with an operating or development stage business.

We will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering.

Outstanding
   Securities.         2,090,000 common shares

The Offering.          Up to 2,000,000 common shares

Offering termination.  June 30, 2004

Arbitrary Offering Price.   The aggregate offering price and number of
the common shares to be offered were arbitrarily determined by Capital
Tech.

Plan of Distribution.   Richard Schreck and Gary Rothwell, our officers
and directors, are offering the common shares on a self-underwritten basis. - -

Public Market.   There is no public market for the common shares.

Use of Proceeds.   The proceeds from this offering will be used for:
   -   Identification of potential clients -
         $350,000
   -   Marketing expenses - $100,000
   -   Salaries - $100,000
   -   Working capital - $311,222.

Capital Tech will use the net proceeds of the offering over the next twelve months.

Rule 419
  Offering   We are a blank check company.  The primary offering is
required to comply with the provisions of Rule 419.

SEC rules require that we deposit all offering proceeds, after deduction of cash paid for commissions, underwriting expenses and dealer allowances, if any and amounts permitted to be released to Capital Tech, provided that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of Capital Tech and all securities issued in connection with the offering into an escrow account until
   -   we execute an agreement for an acquisition;
   - we file a post effective amendment to this registration statement
   - within 5 days of the effective date of the registration statement, we provide a copy of the prospectus to purchasers
   - we successfully get 80% of the investors of this offering to notify us in writing to reconfirm your investment;
   -   an acquisition is consummated within an 18-month time period;
and
   - the value of the business or net assets acquired must equal 80% of the maximum offering amount ($997,840); or

we will return at least 80% of the proceeds to you if an acquisition is not consummated in the 18-month time period within five business days following that date.

Capital Tech may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances, exclusive of interest or dividends or dividends, as we deposit proceeds into the escrow account.

No Commitment to purchase Common Shares.   No commitment by anyone
exists to purchase any of the common shares we are offering.

                        Risk Factors

	1. Our principal shareholder, Ashley Martinez will own approximately
51% of the common shares after the offering.   You will have an
extremely minority interest in Capital Tech.

	There are currently 2,130,000 common shares outstanding.   Ms. Martinez
owns 2,090,000 of those common shares or 98% of the total outstanding common shares.  Assuming we sell all of the 2,000,000 common shares,
Ashley Martinez will still own 50.61% of the common shares.   You will
have an extreme minority interest in Capital Tech and will not be able to influence the election of directors or other corporate matters.

2. We have no operating history and will not pursue any operations until we locate a merger or acquisition candidate. You may lose up to 10% of your investment if you used a brokerage firm to purchase this investment.

Since our incorporation, we have not received any revenues.  To date,
we have an accumulated deficit of $(2,423).   We currently have no
working capital and we are dependent on advances from current officers and directors to locate a merger or acquisition candidate and consummate a merger or acquisition.

3. You may lose up to 10% of your investment if you used a brokerage firm to purchase this investment.

If we do not find a suitable merger candidate, we will have to return
your funds.   You may have paid up to 10% in commissions and you will
receive only a portion of the funds originally invested.

4.   We cannot make a market in our securities until we have
consummated a merger or acquisition, which can take up to 18 months, if
at all.   You will not be able to liquidate your investment in the
event of an emergency or for any other reason unless an acquisition has occurred.

We do not have a public market for our common shares. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We cannot undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition, which can take up to 18 months, if
at all.    You will not be able to liquidate your investment in the
event of an emergency or for any other reason unless an acquisition has occurred.

5.   Our securities have no current trading market and a market may
never develop.   If our common stock has no active trading market, you
may never be able to sell your common shares.

We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

6. If we cannot find a suitable merger or acquisition candidate, we may not be able to commence operations and we will have to return your investment.

We have not entered into any current negotiations regarding an
acquisition or merger.   Even if we locate a suitable candidate, we may
not be able to successfully commence operations due to the other costs involved, such as costs involving filing a post effective amendment, etc.

7. If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued your securities.

We cannot consummate a business combination with a target business unless we can convince 80% of the investors in this offering to
reconfirm their investment.   If an insufficient number of investors
reconfirm their investment, we will have to return the funds in escrow to investors on a pro-rata basis.

8.   You will not have access to your funds after effectiveness of the
registration statement for up to 18 months.   If we do not consummate a
merger, you will not receive a full refund.

No transfer or other disposition of the escrowed securities can be
permitted except in identified instances.   For the term of the
offering or 18 months from the effective date of the registration statement, you will not have access to your funds after consummation of
the offering.   If we do not consummate a merger, you will not receive
all of your initial investment back.

9. We have no funds and do not have full-time management that can conduct a complete and exclusive investigation and analysis of any
target merger or acquisition candidate.   We may not find a suitable
candidate.

It is impracticable to conduct a complete and exclusive investigation and analysis of any target business with no funds. Our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys.

10.   Management is not required to spend any minimal amount of time on
company business.   Sufficient time may not be spent locating a
suitable acquisition candidate.

Management is not required to spend any minimal amount of time locating a suitable acquisition candidate or on any other company business.

11. There is no minimum offering amount. We may not have sufficient funds to locate an acquisition candidate and you may lose up to 20% of your investment.

We may not sell enough of the offering to obtain sufficient funds to
conduct any search for an acquisition candidate.   If we are unable to
consummate an acquisition within the 18-month time frame, you will lose up to 20% of your investment.


           Forward-Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Capital Tech, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Capital Tech, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                       Capital Tech

Capital Tech's principal executive and administrative offices are located at 8200 S. Quebec Street, A-3, #125, Centennial, Colorado
80112.   These offices consist of 250 square feet and are provided free of charge by Gary Rothwell, an officer and director of Capital Tech.

Although Capital Tech did not receive any material revenues, Capital Tech provided consulting services that advise and support Internet-related enterprises. We assisted in the reorganization of Internet-related enterprises that have previously allocated funds for
development of technologies    Capital Tech has no employees and owns
no real estate. We do not intend to perform any further operations until a merger or acquisition candidate is locates and a merger or acquisition consummated. Capital Tech can be defined as a "shell" company whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Another aspect of our business plan that Capital Tech intends to implement after this registration statement becomes effective, is to seek to facilitate the eventual creation of a public trading market in its outstanding securities. Capital Tech's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Capital Tech has very limited capital, and it is unlikely that Capital Tech will be able to take advantage of more than one such business opportunity.

Capital Tech intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Capital Tech has not identified any business opportunity that it plans to pursue, nor has Capital Tech reached any agreement or definitive understanding with any person concerning an acquisition.

Our officers and directors have not previously been involved in transactions involving a merger between an established company and a shell entity, but do have a number of contacts within the field of
corporate finance.   As a result, they have had preliminary contacts
with representatives of numerous companies concerning the general
possibility of a merger or acquisition by a shell company.   However,
none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with Capital Tech.

We anticipate that they will contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of our existence and to determine if any companies or businesses they represent have an interest in considering
a merger or acquisition with Capital Tech.    No assurance can be given
that Capital Tech will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Capital Tech or its stockholders.

Our search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange

Capital Tech anticipates that the business opportunities presented to it will

   - be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

   - be in need of funds to develop a new product or service or to expand into a new market;

   - be relying upon an untested product or marketing any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others.

Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. As a consequence of this registration of its securities, any entity, which has an interest in being acquired by, or merging into Capital Tech, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.

In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Capital Tech would be issued by Capital Tech or purchased from the current principal shareholders of Capital Tech by the acquiring entity or its affiliates.

If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock. In Capital Tech's judgment, none of its officers and directors would thereby become an "underwriter" within the meaning of the Section 2(11) of the Securities Act of 1933, as amended. The sale of a controlling interest by certain principal shareholders of Capital Tech could occur at a time when the other shareholders of Capital Tech remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officers and directors of Capital Tech may resign their management positions with Capital Tech in connection with Capital Tech's acquisition of a business opportunity.

In the event of such a resignation, Capital Tech's current management would not have any control over the conduct of Capital Tech's business following Capital Tech's combination with a business opportunity. We anticipate that business opportunities will come to Capital Tech's attention from various sources, including our officer and director, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

Capital Tech has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for Capital Tech. Capital Tech does not foresee that it would enter into a merger or acquisition transaction with any business with which
its officers or directors are currently affiliated.   Should Capital
Tech determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of Capital Tech and its stockholders, Capital Tech is permitted by Colorado law to enter into such a transaction if:

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

 - The contract or transaction is fair as to Capital Tech as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Investigation and Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon:

   - management's analysis of the quality of the other company's management and personnel,

   - the anticipated acceptability of new products or marketing concepts,
   - the merit of technological changes, the perceived benefit Capital Tech will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. Capital Tech will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because Capital Tech may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that Capital Tech will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

We anticipate that we will not be able to diversify, but will essentially be limited to one such venture because of Capital Tech's
limited financing.   This lack of diversification will not permit
Capital Tech to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase Capital Tech's securities.

Holders of Capital Tech's securities should not anticipate that Capital Tech necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires. The analysis of business opportunities will be undertaken by or under the supervision of Capital Tech's President, who is not a professional business analyst.

 Although there are no current plans to do so, Company management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee.

Since Company management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.

However, because of the limited resources of Capital Tech, it is likely that any such fee Capital Tech agrees to pay would be paid in stock and not in cash. Otherwise, Capital Tech anticipates that it will consider, among other things, the following factors:

 - Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

- Capital Tech's perception of how any particular business opportunity will be received by the investment community and by Capital Tech's stockholders;

 - Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of Capital Tech to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of a Rule 15g-9 adopted by the Securities and Exchange Commission.

- Capital requirements and anticipated availability of required funds, to be provided by Capital Tech or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

 -    The extent to which the business opportunity can be advanced;

- Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

 - Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

 - The cost of participation by Capital Tech as compared to the perceived tangible and intangible values and potential; and

 - The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items. In regard to the possibility that the shares of Capital Tech would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least $2,000,000, and proposals have recently been made to increase these qualifying amounts.

Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with Capital Tech would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

 Potential investors must recognize that, because of Capital Tech's limited capital available for investigation and management's limited experience in business analysis, Capital Tech may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Capital Tech is unable to predict when it may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, Capital Tech will generally request that we be provided with written materials regarding the business opportunity containing such items as

   -   a description of products
   -    services and company history
   -   management resumes
   -   financial information
   - available projections, with related assumptions upon which they are based
   -   an explanation of proprietary products and services;
   - evidence of existing patents, trademarks, or services marks, or rights thereto
   -   present and proposed forms of compensation to management
   - a description of transactions between such company and its affiliates during relevant periods
   -   a description of present and required facilities
   -   an analysis of risks and competitive conditions
   - a financial plan of operation and estimated capital requirements
   - audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction;
   -   and other information deemed relevant.

As part of Capital Tech's investigation, Capital Tech's executive officers and directors
   -   may meet personally with management and key personnel,
   -    may visit and inspect material facilities,
   - obtain independent analysis or verification of certain information provided,
   -   check references of management and key personnel, and

   - take other reasonable investigative measures, to the extent of Capital Tech's limited financial resources and management expertise.

Regulation of Penny Stocks

Our management believes that various types of potential merger or acquisition candidates might find a business combination with Capital Tech to be attractive. These include

   - acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders,
   - acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and
   - acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Acquisition candidates that have a need for an immediate cash infusion are not likely to find a potential business combination with Capital Tech to be an attractive alternative.

Form of Acquisition

It is impossible to predict the manner in which Capital Tech may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of Capital Tech and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of Capital Tech and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to

   -   leases, purchase and sale agreements,
   -   licenses,
   -   joint ventures and
   -   other contractual arrangements.

Capital Tech may act directly or indirectly through an interest in a partnership, corporation or other form of organization.

Implementing such structure may require the merger, consolidation or reorganization of Capital Tech with other corporations or forms of business organization, and although it is likely, we cannot assure you that Capital Tech would be the surviving entity. In addition, the present management and stockholders of Capital Tech most likely will not have control of a majority of the voting shares of Capital Tech
following a reorganization transaction.   As part of such a
transaction, Capital Tech's existing directors may resign and new directors may be appointed without any vote by stockholders. It is likely that Capital Tech will acquire its participation in a business opportunity through the issuance of common stock or other securities of Capital Tech.

Although the terms of any such transaction cannot be predicted, in certain circumstances, the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest equal to 80% or more of the common stock of the combined entities immediately following the reorganization.

If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, Capital Tech's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of Capital Tech prior to such reorganization.
Our issuance of these additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in Capital Tech by the current officers, directors and principal shareholders.

We anticipate that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, Capital Tech may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter.

The issuance of substantial additional securities and their potential sale into any trading market that might develop in Capital Tech's securities may have a depressive effect upon such market. Capital Tech will participate in a business opportunity only after the negotiation and execution of a written agreement.

Although the terms of such agreement cannot be predicted, generally such an agreement would require

   - specific representations and warranties by all of the parties thereto,
   -   specify certain events of default,
   - detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing,
   - outline the manner of bearing costs if the transaction is not closed,
   -   set forth remedies upon default, and
   -   include miscellaneous other terms.

Capital Tech anticipates that we, and/or our officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. This letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither Capital Tech nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed.

Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds. We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

If we decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, our inability to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulation

Capital Tech may participate in a business opportunity by purchasing, trading or selling the securities of such business. Capital Tech does not, however, intend to engage primarily in such activities.

Specifically, Capital Tech intends to conduct its activities so as to avoid being classified as an investment company under the Investment Company Act of 1940, and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items.

Capital Tech intends to implement its business plan in a manner that will result in the availability of this exception from the definition
of investment company.    As a result, Capital Tech's participation in
a business or opportunity through the purchase and sale of investment securities will be limited.

Capital Tech's plan of business may involve changes in our capital structure, management, control and business, especially if we consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since Capital Tech will not register as an investment company, stockholders will not be afforded these protections.

Any securities which Capital Tech might acquire in exchange for our common stock will be restricted securities within the meaning of the Securities Act of 1933. If Capital Tech elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale.

Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, Capital Tech would be required to comply with the provisions of the Act to effect such resale. An acquisition made by Capital Tech may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

Capital Tech expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than Capital Tech and will therefore be in a better position than Capital Tech to obtain access to attractive business opportunities. Capital Tech also will experience competition from other public blind pool companies, many of which may have more funds available than does Capital Tech.

Employees

Capital Tech is a development stage company and currently has no employees. Management of Capital Tech expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Although there is no current plan with respect to its nature or amount, we may pay or accrue remuneration for the benefit of, Capital Tech's officers prior to, or at the same time as the completion of a business acquisition

              Use of Proceeds

The proceeds not in escrow are to be utilized over an eighteen-month period.

                               $500,000                $100,000
                                Raised                  Raised
                              ----------              --------
Gross Proceeds                  $500,000               $100,000
less commissions                  50,000                 10,000
                              ----------               --------

Net proceeds after commissions  $450,000               $ 90,000

Proceeds to be escrowed         $405,000               $ 81,000

Amount immediately available
to Capital Tech                 $ 45,000               $  9,000
   Expenses relating to
     Evaluation of acquisition
     Candidates                   21,822                  5,000
   Expenses relating to
     SEC reporting                15,000                  2,000
   Offering expenses               8,178                  2,000
                               ---------               --------
Proceeds used
   before acquisition           $ 45,000                $ 9,000

If $100,000 is raise, the officers and directors have orally agreed to pay the $6,178 in offering expenses remaining after using the $2,000 available to Capital Tech.

If less than $100,000 is raised, our officers and directors have orally agreed to provide the funds necessary to pay the expenses of the offering of $8,178 and attempt to locate an acquisition candidate.
Any amounts available for expenses immediately will be used to locate an acquisition candidate.

The officers and directors have verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate not covered by the available funds through a no interest loan to Capital Tech, repayable only if an acquisition is made.

The proceeds not held in the escrow account after payment of the offering expenses will be used in the following order of priority.

   - to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations, and

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering.

                  Dilution

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below.

Assuming $100,000 raised

Offering price                                                                   $.25
Net tangible book value per common share before offering      $0.00
Increase per Share attributable to investors                  $0.04
                                                              -----
Pro Forma net tangible book value per common
   share after offering                                                          $.04
                                                                                 ----
Dilution to investors                                                            $.21
Dilution as a percent of offering price                         84%

Assuming $500,000 raised

Offering price                                                                   $.25
Net tangible book value per common share before offering      $0.00
Increase per Share attributable to investors                  $0.11
                                                              -----
Pro Forma net tangible book value per common
   share after offering                                                          $.11
                                                                                -----
Dilution to investors                                                            $.14
Dilution as a percent of offering price                          56%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering upon conversion.

             Plan of Operation

Capital and Source of Liquidity. All of the initial working capital has been obtained from the sale of common shares to the current officers, directors and principal shareholder and loans from Advanced Funding, a prior shareholder no longer affiliated with Capital Tech. There are no specific repayment terms regarding the loans, written or oral.

For the nine months ended September 30, 2002 and 2001, Capital Tech did not pursue any investing activities.

For the years ended December 31, 2001 and for the period from inception to December 31, 2000, Capital Tech did not pursue any investing activities.

For the nine months ended September 30, 2002, Capital Tech repaid related party loans of $1,017 resulting in net cash provided by financing activities.

For the nine months ended September 30, 2001, Capital Tech did not pursue any financing activities.

For the year ended December 31, 2001, Capital Tech received loans from a related party of $22,000 and repaid the related party $18,634 resulting in net cash provided by financing activities. As a result, net cash provided by financing activities for the year ended December 31, 2001 was $3,366.

For the year ended December 31, 2000, Capital Tech sold common stock for cash of $2,290, received loans from a related party of $3,209 and repaid $25 of those related party loans. As a result, net cash provided by financing activities of $5,474 for the year ended December 31, 2000.

We currently have no working capital and will rely on loans from our officers and directors to continue operations until completion of the
offering.   Capital Tech requires these additional loans and proceeds
from this offering to expand our current and strategic business plans.

On a long-term basis, liquidity is dependent on commencement of operation and receipt of revenues, additional infusions of capital, and
debt financing.   Capital Tech believes that related party loans and
proceeds from this offering in the short term will allow Capital Tech to increase its marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that Capital Tech will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.   For the nine months ended September 30, 2002
and 2001, Capital Tech did not receive any revenues from operations.

For the six months ended September 30, 2002, Capital Tech had expenses of $1,475 consisting of professional fees of $900, consulting expense-related party of $240 and other expenses of $325.

For the nine months ended September 30, 2001, Capital Tech incurred other expenses of $83.

For the year ended December 31, 2001, Capital Tech did not receive any revenues from operations and incurred expenses of $3,484 during that period.

Expenses for the year ended December 31, 2001, Capital Tech had consulting expense - related party of $3,366 and other expenses of $118.

For the year ended December 31, 2000, Capital Tech did not receive any revenues from operations and incurred expenses of $3,542 during that period.

Expenses for the year ended December 31, 2000, Capital Tech had professional fees of $2,856, web site design expense - related party of $667 and other expenses of $19.

Plan of Operation. Capital Tech is in the development stage and has not conducted any operations to date mor received any operating revenues. Capital Tech can satisfy our cash requirements in the next 24-36 months if we can successfully complete this offering or through loans from our officers and directors.

For the current fiscal year, Capital Techs anticipates incurring a loss as a result of expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. Capital Techs anticipates that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Additional Financing

The proceeds not held in the escrow account after payment of the offering expenses will be used for the evaluation of acquisition candidates, expenses relating to SEC reporting and offering expenses in the following order of priority.

   - to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations.

The expenses relating evaluation of acquisition candidates will consist of:
   -   telephone ($2,500)
   -   travel and lodging ($15,000)
   -   legal fees re: document review and preparation   ($27,500)
   -   accounting fees ($15,000)
   -   other miscellaneous due diligence expenses ($10,000)
   - for general and administrative expenses incurred in connection with our reporting obligations with the SEC.

   -   legal  ($7,500)
   -   accounting fees ($5,000)
   -   administrative support expenses ($2,500)
   -   for expenses related to the offering to nonaffiliates ($8,178)

If $100,000 is raised, the officers and directors have orally agreed to pay the $6,178 in offering expenses remaining after using the $2,000 available to Capital Tech.

If less than $100,000 is raised, our officers and directors have orally agreed to provide the funds necessary to pay the expenses of the offering of $8,178 and attempts to locate an acquisition candidate.
Any amounts available for expenses immediately will be used to locate an acquisition candidate.

The officers and directors have verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate not covered by the available funds through a no interest loan to Capital Tech, repayable only if an acquisition is made.

No portion of the proceeds will be paid to officers, directors, their affiliates or associates for expenses of the offering.

Capital Techs believes that our existing capital will not be sufficient to meet Capital Tech's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. Accordingly, in the event Capital Tech is able to complete a business combination during this period, it anticipates that our existing capital will not be sufficient to allow us to accomplish the goal of
completing a business combination.   Capital Tech will depend on
additional advances from stockholders.

We cannot assure you that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, Capital Tech's needs for additional financing are likely to increase substantially. Management and other stockholders have not made any commitments to provide additional. We cannot assure you that any additional funds will be available to
Capital Tech to allow us to cover our expenses.   Even if Capital
Tech's cash assets prove to be inadequate to meet Capital Tech's operational needs, Capital Tech might seek to compensate providers of services by issuances of stock in lieu of cash.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

      Market for Common Equity and
      Related Stockholder Matters

At the present time, there is no market for our common shares.

We have three holders of record.

Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake compliance activities. Generally, the term penny stock refers to a stock with a
market price of less than $5.00 per share.   A market in our stock may
never develop due to these restrictions.

         Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Capital Tech without any consideration of the actual value of our company or what the market might pay for our stock.


           Plan of Distribution

Plan of Distribution. The common shares are being offered on a self underwritten basis by Gary Rothwell and Richard Schreck, officers and
directors of Capital Tech- - -.   Although they are associated persons
of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

   - They are not subject to a statutory disqualification under the Exchange Act at the time of their participation in the sale of our securities.

   - They will not be compensation for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   - They are not an associated person of a broker or dealer at the time of their participation in the sale of our securities.

As of the date of this prospectus, no broker has been retained by us
for the sale of securities being offered.   In the event a broker who
may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Management, principal shareholders or their affiliates may not acquire common shares in the offering.
- - -
Offering Period. The offering period will commence on the date of this prospectus and will terminate on December 31, 2003.

                        Management

Executive Officers and Directors

Our executive officers and directors and their business experience follows:

Name                            Position                 Period Served
Richard Schreck, age 47    President/Treasurer/Director Inception to
                                                           present

Gary Rothwell, age 63      Vice President/Secretary      June 2002
                                  Director                present

Resumes:

Richard Schreck.   Mr. Schreck has been president, secretary-treasurer
and a director of Capital Tech since its inception.   He is a real
estate broker with a wide variety of contacts and financial knowledge
in the real estate business.   Since October 2000, he has been a vice
president for Fuller and Company, a real estate brokerage firm in
Denver, Colorado.   Prior to that, he was associated with Grubb &
Ellis, a real estate broker firm from 1992 until he joined Fuller and Company. - - - From 1996 to 1999, he was also a director of Centennial
Banc Share Corp., a public mortgage company.   Mr. Schreck obtained a
bachelor's degree in organizational behavior from Miami University in 1973.

Gary Rothwell.   Mr. Rothwell has been vice president, secretary and
director of Capital Tech since June 2002.   Mr. Rothwell has been
secretary, treasurer and a director of Email Mortgage, a direct facilitator to wholesale banks since its inception since March 2000.- -
- Mr. Rothwell has been involved in various aspects of the home
mortgage business for over 20 years.   In 1977, he was the president
and founder of G & E builders, Inc., an enterprise focused on the
building, marketing and sale of custom homes.   In 1983 he was issued a
Series 7; general securities, and a Series 24; general securities principals license.

In 1990, he became the sales manager for Yorkshire Real Estate.   His
duties included the hiring and training of real estate agents, advertising, public relations and real estate loan applications, with follow through from origination to closing.

Mr. Rothwell has been the owner of Tiffany Real Estate since 1993. Tiffany Real Estate is a full service real estate company dedicated to providing customers with a complete program to fit their needs when buying a home.

In 1997, Mr. Rothwell began working in the residential mortgage lending
business.   He has worked with lenders such as:
-   Service Mortgage Corp
-   Total Mortgage Professionals
-   Mortgage Processing Services, and
-   Mortgage 2000

He has been president of Merit Mortgage Corp. since 1997.

Mr. Schreck and Mr. Rothwell will only be required work part time (20 hours per week) for Capital Tech.

Remuneration.  To date, no compensation has been paid to the officers
of Capital Tech.   Upon successful completion of the offering, we will
enter into written employment agreements with our current officers and key employees yet to be named.

	None of our officers and/or directors has received any compensation for their respective services rendered unto us. They all have agreed to act
without compensation.   As of the date of this registration statement,
we have no funds available to pay directors.   Further, none of the
directors are accruing or will accrue any compensation pursuant to any agreement with us.

Employee Incentive Stock Option Plan. The shareholders and the directors, at their organizational meeting, adopted an employee incentive stock option plan pursuant to the regulations of the Internal Revenue Service. The plan provides for a pool of authorized, but unissued common shares to be reserved for issuing to key executives, employees and consultants pursuant to the plan. Up to 1,000,000 options may be granted. The board of directors plans to elect a compensation committee to award the options from time to time.
Committee members may not be grantees while serving.

              Principal Shareholders

The following sets forth the beneficial ownership of the common stock of Capital Tech by each of Capital Tech's directors and executive officers, and as a group. The beneficial owner has sole voting and investment power with respect to the Securities indicated.

There are currently 2,130,000 common shares outstanding.

The following tabulates holdings of common shares of Capital Tech (on a fully diluted basis) by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Capital Tech individually and as a group.

                                                Percentage of
                       Number & Class           Common Shares
Name and Address          of Shares     Prior to offering    After
offering
Richard Schreck            20,000                .94%             .48%
8200 S. Quebec Street
A-3, #125
Centennial CO 80112

Gary Rothwell               20,000                .94%            .48%
8200 South Quebec Street,
  A-3 #125
Centennial, Colorado 80112

All Directors & Officers
as a group (2 persons)

Ashley Martinez          2,090,000             98.12%           50.61%
115 East Main
Lawrence, Colorado 84632

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

Ms. Martinez, Mr. Schreck and Mr. Rothwell would be deemed to be promoters of Capital Tech.

We do not know of any arrangements, including any pledge by any personnel, which would result in a change of control of Capital Tech.

                Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933. The Colorado Corporation Code allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Colorado law are met, officers, directors, employees, and agents of Capital Tech may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Capital Tech. Capital Tech has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                 Certain Transactions

Current officers, directors and promoters paid cash of $.001 per common share

Richard Schreck            20,000 common shares
Gary Rothwell              20,000 common shares
Advanced Funding        2,090,000 common shares

Ashley Martinez purchased the 2,090,000 common shares from Advanced Funding for $.001 per common share.

Richard Schreck, Gary Rothwell, Advanced Funding and Ashley Martinez would be deemed to be promoters of Capital Tech, Inc.

Other than compensation amounts, if any, to be received by Richard Schreck or Gary Rothwell as officers and directors, no assets, services or other consideration are to be received by each promoter, directly or indirectly from Capital Tech.

Additionally, other than the amounts paid for common shares described above or services provided by Mr. Schreck and Mr. Rothwell as officers and directors, no assets, services or other consideration have been received or are to be received by Capital Tech.

Jerry Burden controls Advanced Funding.   Mr. Burden is not affiliated
with Capital Tech but Mr. Burden is the trustee of the majority shareholder of Email Mortgage, Inc., an entity in which Gary Rothwell is an officer and director.

We do not intend to enter into transactions with any other businesses
Mr. Burden is affiliated with.   No amounts are to be paid to Mr.
Burden.

            Description of Securities

Capital Tech is authorized to issue 100,000,000 common shares, $.001 par value per share and 10,000,000 preferred shares, $.001 par value per share. As of the date hereof, there are 2,130,000 common shares outstanding and no preferred shares outstanding.

Holders of common shares of Capital Tech are entitled to cast one vote for each share held at all shareholders meetings for all purposes. There are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Capital Tech legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Capital Tech has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Capital Tech. Accordingly, future dividends, if any, will depend upon our need for working capital and its financial conditions at the time.

Preferred Stock.   Capital Tech is authorized to issue 10,000,000
shares of preferred stock, par value of $.001.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of Capital Tech, after the amount of the subscription price or par value has been paid in full shall be non-assessible.

There are not anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Transfer Agent. Corporate Stock Transfer located in Denver, Colorado acts as the transfer agent for Capital Tech.


              Legal Matters

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

There is no litigation pending or, to our knowledge, threatened to which the property of Capital Tech is subject or to which Capital Tech may be a party. No such proceedings are known to be contemplated by governmental authorities or any other parties.

               Reports

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Capital Tech.

                   Capital Tech.com, Inc.
                (A Development Stage Company)
                        Balance Sheet
                     September 30, 2002
                         (Unaudited)

                           ASSETS
Current assets:                                                     2002

  Cash                                                        $       201
                                                              -----------
      Total current assets                                            201
                                                              -----------
                                                              $       201

                    STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                              $     350
                                                                ---------
      Total current liabilities                                       550

Loans from related parties                                          5,984


Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                              -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,110,000
  shares issued and outstanding                                     2,110
 Additional paid in capital                                           180
 (Deficit) accumulated during
  development stage                                                (8,423)
                                                                 ---------
                                                                   (6,133)
                                                                 --------
                                                              $       201




      See accompanying notes to financial statements.

                  Capital Tech.com, Inc.
              (A Development Stage Company)
                 Statements of Operations
      Nine Months Ended September 30, 2002 and 2001 and
For the Period From Inception (March 28, 2000) to September 30, 2002
                       (Unaudited)

                                                Period From
                                              Nine Months Ended          Inception To
                                                September 30,           September 30,
                                            2002            2001            2002
                                            ----            ----        -------------
Operating expenses:
  Professional fees                    $      900      $      -        $    3,756
  Consulting expense - related party          250             -             3,616
  Web site design expense - related party       -               -               667
  Other expenses                              325              83             462
                                        ---------       ---------       ---------
                                            1,475              83           8,501
Other income and expense:
  Interest income                               7              37              78
                                        ---------       ---------       ---------

(Loss from operations) and net (loss)  $   (1,468)     $      (46)     $   (8,423)
                                       ==========      ==========      ==========
Per share information:
 Basic and diluted (loss) per
   common share                        $    (0.00)     $    (0.00)     $    (0.00)
                                       ==========      ==========      ==========
 Weighted average shares outstanding    2,110,000       2,110,000       2,110,000
                                       ==========      ==========      ===========




     See accompanying notes to financial statements.

                    Capital Tech.com, Inc.
                (A Development Stage Company)
                   Statements of Cash Flows
      Nine Months Ended September 30, 2002 and 2001 and
For the Period From Inception (March 28, 2000) to September 30, 2002
                         (Unaudited)

                                                     Period From
                                                 Nine Months Ended       Inception To
                                                  September 30,          September 30,
                                               2002              2001       2002
                                           ----------         ---------  -------------
Net income (loss)                          $  (1,468)         $    (46)     $ (8,422)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by related party                  -                 -           450
  Changes in assets and liabilities:
   Increase in accounts payable                  350                 -           350
                                          ----------       -----------    ----------
   Total adjustments                             350                 -           800
                                          ----------       -----------    ----------
  Net cash provided by (used in)
   operating activities                       (1,118)              (46)       (7,622)


Cash flows from financing activities:
   Common stock sold for cash                      -                 -         2,290
   Loans from related party                        -                 -        25,209
   Repayment of related party loans           (1,017)                -       (19,676)
                                         -----------       -----------   -----------
  Net cash provided by (used in)
   financing activities                       (1,017)                -         7,823
                                         -----------       -----------   -----------
Increase (decrease) in cash                   (2,135)              (46)          201
Cash and cash equivalents,
 beginning of period                           2,336             2,390             -
                                         -----------       -----------   -----------
Cash and cash equivalents,
 end of period                           $       201       $     2,344   $       201



       See accompanying notes to financial statements.

Capital Tech.com, Inc.
Notes to Unaudited Financial Statements
September 30, 2002

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation SB of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended December 31, 2001 included elsewhere herein.

Basic loss per share was computed using the weighted average number of common shares outstanding.

During the nine months ended September 30, 2002, the Company repaid part of an advance from a related party amounting to $1,017 and the Company had an outstanding advance balance due the related party of $5,984 at September 30, 2002.

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Capital Tech, Inc.
(A Development Stage Company)

We have audited the balance sheet of Capital Tech, Inc. as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the two years then ended and for the period from inception (March 28, 2000) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Capital Tech, Inc. as of December 31, 2001, and the results of its operations and cash flows for the two years then ended and for the period from inception (March 28, 2000) to December 31, 2001, in conformity with generally accepted accounting principles.


James E. Scheifley & Associates, P.C.
Certified Public Accountants

Dillon, Colorado
April 15, 2002

       Capital Tech, Inc.
    (A Development Stage Company)
           Balance Sheet
        December 31, 2001

                           ASSETS

Current assets:                                                     2001
  Cash                                                          $   2,336
                                                               ----------
      Total current assets                                          2,336
                                                               ----------
                                                                $   2,336
                                                              ===========
                    STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                                 $       -

Loans from related parties                                          7,000

Commitments and contingencies (Note 3)

Stockholders' equity:
 Preferred stock, $.01 par value,
  10,000,000 shares authorized, no shares
  issued and outstanding                                                -

 Common stock, $.001 par value,
  100,000,000 shares authorized, 2,110,000
  shares issued and outstanding                                     2,110
 Additional paid in capital                                           180
 (Deficit) accumulated during
  development stage                                                (6,954)
                                                              -----------
                                                                   (4,664)
                                                              -----------
                                                                $   2,336
                                                              ===========


See accompanying notes to financial statements.

             Capital Tech, Inc.
         (A Development Stage Company)
            Statement of Operations
  Years Ended December 31, 2001 and 2000 and
For the Period From Inception (March 28, 2000)
             to December 31, 2001

                                                                     Period From
                                                   Year Ended       Inception To
                                                  December 31,       December 31,
                                              2001            2000       2001
                                              --------------------   ------------
Operating expenses:
  Professional fees                           $      -    $  2,856     $  2,856
  Consulting expense - related party             3,366           -        3,366
  Web site design expense - related party            -         667          667
  Other expenses                                   118          19          137
                                              --------    --------     --------
                                                 3,484       3,542        7,026
Other income and expense:
  Interest income                                   63           8           71
                                              --------    --------     --------

(Loss from operations) and net (loss)         $ (3,420)   $ (3,534)    $ (6,954)
                                              ========    ========     ========

Per share information:
 Basic and diluted (loss) per common share    $  (0.00)   $  (0.00)    $  (0.00)
                                              ========    ========     ========

 Weighted average shares outstanding         2,110,000   2,110,000    2,110,000
                                             =========   =========    =========


See accompanying notes to financial statements.

         Capital Tech, Inc.
      (A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period From Inception (March 28, 2000)
         to December 31, 2001

                                                                  Deficit
                                                 Additional     Accumulated
                               Common Stock        Paid-in     During Develop-
  ACTIVITY                  Shares      Amount     Capital       ment Stage     Total
                            ------      ------     -------      --------------  -----
Shares issued for cash
  March 2000 @ $.001       2,090,000   $  2,090    $     -        $       -   $ 2,090
  March 2000 @ $.01           20,000         20        180                -       200

Capital contribution by
  shareholder                      -          -          -                -         -

Net (loss) for the period
 ended December 31, 2000           -          -          -           (3,534)   (3,534)
                           ---------   --------    -------         --------   -------
Balance, December 31, 2000 2,110,000      2,110        180           (3,534)   (1,244)

Net (loss) for the period
 ended December 31, 2001           -          -          -           (3,420)   (3,420)
                           ---------   --------    -------         --------   -------
Balance, December 31,
  2001                     2,110,000   $  2,110    $   180         $ (6,954)  $(4,664)


See accompanying notes to financial statements.

         Capital Tech.com, Inc.
     (A Development Stage Company)
        Statement of Cash Flows
Years Ended December 31, 2001 and 2000 and
For the Period From Inception (March 28, 2000)
          to December 31, 2001

                                                                     Period From
                                                   Year Ended       Inception To
                                                  December 31,       December 31,
                                              2001            2000       2001
                                              --------------------   ------------
Net income (loss)                           $(3,420)        $(3,534)   $(6,954)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by related party                 -             450        450
                                            -------         -------    -------
  Total adjustments                               -             450        450
                                            -------         -------    -------
  Net cash provided by (used in)
   operating activities                      (3,420)         (3,084)    (6,504)


Cash flows from financing activities:
   Common stock sold for cash                     -           2,290      2,290
   Loans from related party                  22,000           3,209     25,209
   Repayment of related party loans         (18,634)            (25)   (18,659)
                                            -------         -------    -------
  Net cash provided by (used in)
   financing activities                       3,366           5,474      8,840
                                            -------         -------    -------
Increase (decrease) in cash                     (54)          2,390      2,336
Cash and cash equivalents,
 beginning of period                          2,390               -          -
                                            -------         -------    -------
Cash and cash equivalents,
end of period                               $ 2,336         $ 2,390    $ 2,336

See accompanying notes to financial statements.

       Capital Tech, Inc.
   (A Development Stage Company)
      Statement of Cash Flows
Years Ended December 31, 2001 and 2000 and
For the Period From Inception (March 28, 2000)
         to December 31, 2001

                                                                     Period From
                                                   Year Ended       Inception To
                                                  December 31,       December 31,
                                              2001            2000       2001
                                              --------------------   ------------

Supplemental cash flow information:
   Cash paid for interest                   $     -          $     -    $     -
   Cash paid for income taxes               $     -          $     -    $     -



See accompanying notes to financial statements.

Capital Tech, Inc.
Notes to Financial Statements
December 31, 2001


Note 1. Organization and Summary of Significant Accounting Policies.

The Company was incorporated in Colorado on March 28, 2000 and began operations on May 11, 2000. The Company's activities to date have been limited to organization and capital formation. The Company plans to engage in the residential mortgage business via the use of an internet website. The Company has chosen December 31st as the end of its fiscal year.

     Revenue Recognition:
Revenue is recognized at the time the service is performed.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

    Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair Value of Financial Instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-
term maturities.   Financial instruments that potentially subject the
Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Intangible Assets and Long Lived Assets:
The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the period ended December 31, 2001.

     Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees.

Stock based compensation paid by the Company during the period ended December 31, 2001is disclosed in Note 3.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations ("SFAS 141), which is required to be adopted for business combinations initiated after June 30, 2001. SFAS 141 prohibits the use of the pooling of interest method of accounting.

Management believes that the adoption of SFAS No. 141 has had no impact on the Company for the year ended December 31, 2001.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142), which is required to be adopted for fiscal years beginning after December 15, 2001. The Company plans to adopt SFAS 142 during the first quarter of its 2002 fiscal year. SFAS 142 establishes accounting rules for recording goodwill and other intangible assets. It prohibits the amortization of goodwill and intangible assets that have an indefinite useful life. Such assets are required to be tested for impairment on an annual basis. Company plans to follow the requirements of SFAS 142 to account for any merger that it may enter into.

Management believes that the adoption of SFAS No. 142 has had no impact on the Company for the year ended December 31, 2001.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which is required to be adopted for fiscal years beginning after December 15, 2001. SFAS 144 establishes accounting rules for recognition and measurement of impairment losses of certain long-lived assets.

Management believes that the adoption of SFAS No. 144 has had no impact on the Company for the year ended In August 2001, the Financial
Accounting Standards Board issued SFAS No. 144, Accounting for the

Impairment or Disposal of Long-Lived Assets (SFAS 144), which is required to be adopted for fiscal years beginning after December 15, 2001. SFAS 144 establishes accounting rules for recognition and measurement of impairment losses of certain long-lived assets.

Management believes that the adoption of SFAS No. 144 has had no impact on the Company for the year ended December 31, 2001.

Note 2.  Stockholders' Equity.

During May 2000, the Company issued 2,090,000 shares of it's restricted common stock for cash to an entity controlled by an individual who also controls an entity that has made cash and other advances to the Company. The shares were valued at $.001 per share for an aggregate of $2,090.

During May 2000, the Company issued 20,000 shares of common stock to an officer of the Company for cash aggregating $200.

Note 3. Commitments and contingencies

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company had no significant deferred tax items arise during any of the periods presented.

The Company has not provided for income taxes during the years ended December 31, 2001 and 2000 as a result of operating losses. The Company has a net operating loss carryforward at December 31, 2001 of approximately $7,000 which will expire if unused in 2021. The Company has fully reserved the deferred tax asset (approximately $1,050) that would arise from the loss carryforward since the Company cannot predict a level of operations that would assure the utilization of the loss in future periods.

Note 5. Related Party Transactions

An individual who controls the entity that owns the majority of the Company's outstanding common stock also controls an entity that has advanced funds to the Company and has paid expenses in behalf of the Company.

During the year ended December 31, 2000, the entity advanced $3,209 in cash to the Company and paid expenses in behalf of the Company aggregating $450. The balance was repaid in full during the year ended December 31, 2001.

During October 2001 the Company received a $22,000 cash advance from an affiliated Company and paid expenses in favor of the affiliate amounting to $15,000. The net balance due to the affiliate at December 31, 2001 amounted to $7,000.

                   Part II
      Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

The Colorado Corporation Code grants to Capital Tech the power to indemnify the officers and directors of Capital Tech, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Capital Tech and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Capital Tech shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Capital Tech, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Capital Tech or is or was serving at the request of Capital Tech as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Capital Tech and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Capital Tech and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Capital Tech shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Capital Tech to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Capital Tech or is or was serving at the request of Capital Tech as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Capital Tech; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Capital Tech unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Capital Tech has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Capital Tech only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Capital Tech in advance of the final disposition of such action, suit, or proceeding as authorized in this Article VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Capital Tech as authorized in this Article VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Capital Tech or who is or was serving at the request of Capital Tech as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Capital Tech would have the power to indemnify him against such liability under the provisions of this Article VII.

Item 25.  Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $  250.00
Printing expenses                      5,000.00
Accounting fees and expenses           5,000.00
Legal fees and expenses               20,000.00
State securities law fees
   and expenses                        5,000.00
Stock Transfer Escrow Agent Fees       1,500.00
Miscellaneous expenses                 2,000.00
                                      ---------
Total                                $38,750.00
                                     ==========

Item 26.  Recent Sales of Unregistered Securities

Since inception, Capital Tech issued 2,090,000 common shares for consideration of $.001 per common share to:

Advanced Funding     2,090,000 common shares

Jerry Burden controls Advanced Funding.   Mr. Burden is not affiliated
with Capital Tech but Mr. Burden is the trustee of the majority shareholder of Email Mortgage, Inc., an entity in which Gary Rothwell is an officer and director.

In January 2002, Advanced Funding sold its common shares to Ashley Martinez for $.001 per common share.

In May 2000, Richard Schreck, an officer paid cash of $.001 per common share.

Richard Schreck          20,000 common shares

In the second quarter of 2002, Capital Tech issued 20,000 common shares for consideration of $.001 per common share to Gary Rothwell.

All of the above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

Item 27.   Exhibit Index.

(3)               Articles of Incorporation dated
                     March 28, 2000 incorporated
                     by reference to Form SB-2
(3.1)             Bylaws incorporated by
                     reference to Form SB-2
(4)               Specimen certificate for common
                     stock
 (5)               Consent and Opinion of Jody M.
                     Walker regarding legality of
                     securities registered under
                     this Registration Statement
                     and to the references to
                     such attorney in the
                     prospectus filed as part of
                     this Registration Statement
 (23)              Consent of James E. Scheifley &
                     Associates, Inc.

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


              Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado, as of the 6th of February 2003.

Capital Tech, Inc.


By  /s/ Richard Schreck
    ------------------------
    Richard Schreck
    President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated and each of the undersigned persons, in any capacity, hereby severally constitutes a majority of the Board of Directors.

Signature                          Title                    Date
---------                         ------                    -----
/s/ Richard Schreck
----------------------     CEO, CFO, Controller       February 6, 2003
Richard Schreck                and Director

/s/ Gary Rothwell
----------------------    Secretary/Vice President    February 6, 2003
Gary Rothwell                  and Director